Exhibits 5.1 and 23.7
OPINION OF DAVIS POLK & WARDWELL
June 17, 2009
Quicksilver Resources Inc.
777 W. Rosedale Street
Fort Worth, Texas 76104
Ladies and Gentlemen:
     We have acted as counsel for Quicksilver Resources Inc., a Delaware company (the “Company”) in connection with the Registration Statement on Form S-3 (File No. 333-___) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the sale from time to time of (a) shares of common stock, par value $0.01 per share (the “Common Stock”) of the Company and associated preferred stock purchase rights of the Company which may be issued to holders of the Common Stock (the “Rights”); (b) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”) of the Company; (c) the Company’s senior debt securities and subordinated debt securities (collectively, the “Debt Securities”), to be issued pursuant to a debt indenture, between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Trustee”) (the “Indenture”) which may be fully and unconditionally guaranteed by each of Cowtown Gas Processing L.P., Cowtown Pipeline Funding, Inc., Cowtown Pipeline Management, Inc. and Cowtown Pipeline L.P. (collectively, the “Guarantors”); (d) warrants of the Company (the “Warrants”), which may be issued pursuant to a warrant agreement between the Company and a designated warrant agent (the “Warrant Agreement”); (e) purchase contracts (the “Purchase Contracts”) which may be issued under one or more purchase contract agreements (each, a “Purchase Contract Agreement”) to be entered into between the Company and the purchase contract agent to be named therein (the “Purchase Contract Agent”); (f) units (the “Units”) to be issued under one or more unit agreements to be entered into among the Company, a bank or trust company, as unit agent (the “Unit Agent”), and the holders from time to time of the Units (each such unit agreement, a “Unit Agreement”); and (g) guarantees (the “Guarantees”) of the Debt Securities by the Guarantors. The Company may offer Depositary Shares (the “Depositary Shares”) representing interests in Preferred Stock deposited with a Depositary and evidenced by Depositary Receipts, and such Depositary Shares are also covered by the Registration Statement. The Common Stock may be issued with associated rights under the Rights Agreement, dated as of March 11, 2003, between the Company and Mellon Investor Services LLC, as rights agent, as amended and restated December 20, 2005.

     We, as your counsel, have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.
     Based upon the foregoing, we are of the opinion that:
     1. When the necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such shares of Common Stock proposed to be sold by the Company, and when such shares of Common Stock are issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor (in excess of par value thereof) or upon conversion or exercise of any security offered under the Registration Statement (the “Offered Security”), in accordance with terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the Board of Directors, for the consideration approved by the Board of Directors (which consideration is not less than the par value of the Common Stock), such shares of Common Stock will be validly issued, fully-paid and non-assessable.
     2. Upon designation of the relative rights, preferences and limitations of any series of Preferred Stock by the Board of Directors of the Company and the proper filing with the Secretary of State of the State of Delaware of a Certificate of Designation relating to such series of Preferred Stock, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such series of Preferred Stock proposed to be sold by the Company, and when such shares of Preferred Stock are issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor (in excess of par value thereof), such shares of Preferred Stock will be validly issued, fully paid and non-assessable.
     3. Assuming the Indenture has been duly authorized, executed and delivered by the Trustee, the Company and the Guarantors, and when any supplemental indenture to be entered into in connection with the issuance of any Debt Securities have been duly authorized, executed and delivered by the Trustee, the Company and the Guarantors; the specific terms of a particular series of Debt Securities have been duly authorized and established in accordance with the Indenture; and such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the Indenture and the applicable underwriting or other agreement against payment therefor, such Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to the applicability (and if applicable, the effect) of Section 548 of the United States

Bankruptcy Code or any comparable provision of state law to the questions addressed above or on the conclusions expressed with respect thereto.
     4. Assuming the Indenture has been duly authorized, executed and delivered by the Trustee, the Company and the Guarantors, and when any supplemental indenture to be entered into in connection with the issuance of any Debt Securities have been duly authorized, executed and delivered by the Trustee, the Company and the Guarantors; the specific terms of a particular series of Debt Securities have been duly authorized and established in accordance with the Indenture; and such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the Indenture and the applicable underwriting or other agreement against payment therefor, the Guarantees relating to such Debt Securities will constitute valid and binding obligations of the Guarantors, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to the applicability (and if applicable, the effect) of Section 548 of the United States Bankruptcy Code or any comparable provision of state law to the questions addressed above or on the conclusions expressed with respect thereto.
     5. When the Warrant Agreement to be entered into in connection with the issuance of any Warrants has been duly authorized, executed and delivered by the Warrant Agent and the Company; the specific terms of the Warrants have been duly authorized and established in accordance with the Warrant Agreement; and such Warrants have been duly authorized, executed, issued and delivered in accordance with the Warrant Agreement and the applicable underwriting or other agreement against payment therefor, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.
     6. When the Purchase Contract Agreement to be entered into in connection with the issuance of any Purchase Contracts has been duly authorized, executed and delivered by the Purchase Contract Agent and the Company; the specific terms of the Purchase Contracts have been duly authorized and established in accordance with the Purchase Contract Agreement; and such Purchase Contracts have been duly authorized, executed, issued and delivered in accordance with the Purchase Contract Agreement and the applicable underwriting or other agreement against payment therefor, such Purchase Contracts will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

     7. When the Unit Agreement to be entered into in connection with the issuance of any Units has been duly authorized, executed and delivered by the Unit Agent and the Company; the specific terms of the Units have been duly authorized and established in accordance with the Unit Agreement; and such Units have been duly authorized, executed, issued and delivered in accordance with the Unit Agreement and the applicable underwriting or other agreement against payment therefor, such Units will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.
     In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Board of Directors shall have duly established the terms of such security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded; (ii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; and (iii) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or public policy or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.
     We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.
     This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.
Very truly yours,
/s/ Davis Polk & Wardwell

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